Exhibit 2.1

                                                                  Execution Copy




                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                                   VOIP, INC.,



                                  CAERUS, INC.



                                       AND



                             VOLO ACQUISITION CORP.



                            DATED AS OF MAY 31, 2005

                                TABLE OF CONTENTS

                                                                           Page


ARTICLE 1 THE MERGER..........................................................1
   Section 1.1       The Merger...............................................1
   Section 1.2       Effective Time...........................................1
   Section 1.3       Effects of the Merger....................................1
   Section 1.4       Charter and Bylaws; Directors and Officers...............2
   Section 1.5       Conversion of Securities.................................2
   Section 1.6       Exchange of Certificates.................................4
   Section 1.7       No Further Ownership Rights in Company Common Stock......5
   Section 1.8       Closing of Company Transfer Books........................5
   Section 1.9       Lost Certificates........................................5
   Section 1.10         Further Assurances....................................5
   Section 1.11         Dissenting Shares.....................................6
   Section 1.12         Closing...............................................6

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB....................6
   Section 2.1       Organization, Standing and Power.........................6
   Section 2.2       Authority................................................7
   Section 2.3       Consents and Approvals; No Violation.....................7
   Section 2.4       Brokers..................................................8
   Section 2.5       Operations of Sub........................................8
   Section 2.6       SEC Documents; Financial Statements; Other Documents.....8
   Section 2.7       Absence of Certain Changes or Events.....................9
   Section 2.8       Accounting and Disclosure Controls; SOXA Compliance......9

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................10
   Section 3.1       Organization, Standing and Power........................10
   Section 3.2       Capital Structure.......................................11
   Section 3.3       Authority...............................................12
   Section 3.4       Consents and Approvals; No Violation....................12
   Section 3.5       Financial and Other Information.........................13
   Section 3.6       Absence of Certain Changes..............................13
   Section 3.7       Absence of Undisclosed Liabilities......................15
   Section 3.8       Permits and Compliance..................................15
   Section 3.9       Tax Matters.............................................15
   Section 3.10         Actions and Proceedings..............................16
   Section 3.11         Employees; Employee Benefits.........................17
   Section 3.12         Labor Matters........................................20
   Section 3.13         Title of Property and Assets.........................20
   Section 3.14         Real Property........................................21
   Section 3.15         Insurance............................................21
   Section 3.16         Business Relations...................................22
   Section 3.17         Intellectual Property................................22
   Section 3.18         Material Company Contracts...........................24
   Section 3.19         Investment Securities................................25


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                               TABLE OF CONTENTS
                                  (continued)

   Section 3.20         Environmental Liability........................................25
   Section 3.21         State Takeover Statutes........................................25
   Section 3.22         Required Vote of Company Stockholders..........................25
   Section 3.23         Brokers........................................................25
   Section 3.24         Accounting and Disclosure Controls.............................26

ARTICLE 4 COVENANTS RELATING TO COMPANY CONDUCT OF BUSINESS............................26
   Section 4.1       Company Conduct of Business Pending the Merger....................26

ARTICLE 5 ADDITIONAL AGREEMENTS........................................................28
   Section 5.1       Additional Equity.................................................28
   Section 5.2       Stock Options and Stock Plan; Options.............................28
   Section 5.3       Access to Information; Meetings with Company Officers.............28
   Section 5.4       Certain Payments, Fees and Expenses...............................29
   Section 5.5       Reasonable Best Efforts...........................................29
   Section 5.6       Public Announcements..............................................30
   Section 5.7       State Takeover Laws...............................................30
   Section 5.8       Indemnification; Directors and Officers Insurance.................30
   Section 5.9       Notification of Certain Matters...................................30
   Section 5.10         Cedar Boulevard Lease Funding..................................30
   Section 5.11         Employment Agreements..........................................31
   Section 5.12         Opinion of Counsel.............................................31
   Section 5.13         Secretary's Certificate........................................31
   Section 5.14         Filings by Affiliates..........................................31
   Section 5.15         Board Seat.....................................................31
   Section 5.16         Piggyback Registration Rights..................................31

ARTICLE 6 CONDITIONS PRECEDENT TO THE MERGER...........................................32
   Section 6.1       Conditions to Each Party's Obligation to Effect the Merger........32
   Section 6.2       Conditions to Obligation of the Company to Effect the Merger......32
   Section 6.3       Conditions to Obligations of Parent and Sub to Effect the Merger..33

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER............................................34
   Section 7.1       Termination.......................................................34
   Section 7.2       Effect of Termination.............................................34

ARTICLE 8 SURVIVAL.....................................................................35
   Section 8.1       Survival of Representations.......................................35

ARTICLE 9 GENERAL PROVISIONS...........................................................35
   Section 9.1       Notices...........................................................35
   Section 9.2       Interpretation....................................................36
   Section 9.3       Amendment.........................................................36


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

                               TABLE OF CONTENTS
                                  (continued)

   Section 9.4       Waiver..................................................36
   Section 9.5       Counterparts............................................36
   Section 9.6       Entire Agreement; No Third Party Beneficiaries..........36
   Section 9.7       Governing Law...........................................36
   Section 9.8       Assignment..............................................37
   Section 9.9       Severability............................................37

Exhibits

Exhibit A         Representation Letter
Exhibit B         Form of Employment Agreement
Exhibit C         Form of Opinion of Pillsbury Winthrop, LLP
Exhibit D         Registration Rights
Exhibit E         Escrow Agreement
Exhibit F         Parent Common Stock


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

                             TABLE OF DEFINED TERMS

Defined Term                                                   Section

Affiliate..........................................................3.6
Agreement.................................................... Preamble
Benefit Plans..................................................3.11(c)
Blue Sky Laws......................................................2.3
Certificate of Merger..............................................1.2
Certificates....................................................1.6(b)
Claim.............................................................3.10
Closing...........................................................1.12
Code............................................................1.6(c)
Company...................................................... Preamble
Company Bylaws....................................................3.20
Company Charter.................................................1.4(a)
Company Common Stock............................................1.5(b)
Company Disclosure Letter.........................................3.20
Company Financial Statements.......................................3.5
Company Permits....................................................3.8
Company Preferred Stock.........................................1.5(c)
Company Series A Preferred Stock................................1.5(c)
Company Series B Preferred Stock................................1.5(c)
Company Stock Options.............................................3.20
Constituent Corporations......................................Preamble
DGCL...............................................................1.1
Dissenting Shares.................................................1.11
Effective Time.....................................................1.2
Employees......................................................3.11(a)
Environmental Laws................................................3.20
ERISA..........................................................3.11(c)
ERISA Affiliate................................................3.11(d)
Escrowed Shares.................................................1.5(g)
Exchange Act.......................................................2.3
Exchange Amount.................................................1.4(c)
Financing..........................................................5.1
Former Employees...............................................3.11(a)
GAAP............................................................2.6(b)
Governmental Approvals..........................................6.1(c)
Governmental Entity................................................2.3
Indemnified Party..................................................8.3
Indemnifying Party.................................................8.3
Intellectual Property..........................................3.17(a)
Intellectual Property Agreements...............................3.17(a)
IRCA...........................................................3.11(b)
IRS............................................................3.11(d)
Knowledge of the Company..........................................3.10


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Leased Real Property...........................................3.14(a)
Lewis Shares....................................................1.5(d)
Liens..............................................................2.1
Losses.............................................................8.2
Material Adverse Effect............................................3.1
Material Company Contracts........................................3.19
MCI.............................................................1.5(g)
MCI Dispute.....................................................1.5(g)
Merger........................................................Recitals
Merger Shares...................................................1.5(c)
Most Recent Balance Sheet..........................................3.5
Non-Employees..................................................3.11(a)
Notes.............................................................5.10
Other Intellectual Property....................................3.17(a)
Owned Intellectual Property....................................3.17(a)
Parent....................................................... Preamble
Parent Bylaws......................................................2.3
Parent Charter.....................................................2.3
Parent Common Stock.............................................1.5(c)
Person..........................................................4.1(d)
Personnel......................................................3.18(f)
Protection Program.............................................3.18(f)
Real Property Leases...........................................3.14(a)
SEC................................................................2.6
Securities Act.....................................................3.5
SOXA...............................................................2.8
Sub...........................................................Preamble
Sub Bylaws......................................................1.4(a)
Subsidiary.........................................................3.1
Surviving Corporation..............................................1.1
Tax Return......................................................3.9(a)
Taxing Authority................................................3.9(a)
Taxes...........................................................3.9(a)
Warrants........................................................1.5(c)

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of May 31, 2005 (this "Agreement"), is by and among VoIP, Inc., a Texas corporation ("Parent"), Volo Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub"), and Caerus, Inc., a Delaware corporation (the "Company," and together with Sub, the "Constituent Corporations").

                              W I T N E S S E T H:

      WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, is advisable and fair to Parent, Sub or the Company, as applicable, and in the best interests of their respective stockholders;

      WHEREAS, the respective Boards of Directors of Sub and the Company have each approved and adopted, at meetings of each such Board of Directors, this Agreement and have authorized the execution hereof and the Board of Directors of Parent has authorized the execution hereof;

      WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

      NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE 1
                                   THE MERGER

      Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with Section 251 of the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

      Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware at the time of the Closing (unless the Certificate of Merger provides for a different effective time in accordance with the DGCL). When used in this Agreement, the term "Effective Time" shall mean the date and time that the Merger is effective under applicable law. The filing of the Certificate of Merger shall be made on the date of the Closing (as defined in Section 1.12).

      Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the DGCL.

      Section 1.4 Charter and Bylaws; Directors and Officers. (a) At the Effective Time, the Certificate of Incorporation of the Company (the "Company Charter"), as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until amended as provided by applicable law. At the Effective Time, the Bylaws of Sub (the "Sub Bylaws") as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended in accordance with applicable law.

            (b) The directors of Sub at the Effective Time shall, immediately after the Effective Time, be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Sub at the Effective Time shall, immediately after the Effective Time, be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

            (a) Each issued and outstanding share of common stock, par value $0.01 per share, of Sub shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

            (b) Each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") that is held in the treasury of the Company or by any Subsidiary (as defined in Section 3.1) of the Company, and any shares of Company Common Stock owned by Parent or by any Subsidiary of Parent, shall be cancelled and no payment, capital stock of Parent or other consideration shall be delivered in exchange therefor.

            (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(b), and any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive a pro rata portion (the "Common Exchange Amount") of 15,000,000 shares, less the Liquidation Shares (the "Common Merger Shares") of the Parent's common stock, par value $0.001 per share (the "Parent Common Stock"). Each share of Series A Convertible Preferred Stock, par value $0.01 per share (the "Company Series A Preferred Stock") and each share of Series B Convertible Preferred Stock, par value $0.01 per share (the "Company Series B Preferred Stock," together with the Company Series A Preferred Stock, the "Company Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(b) and any Dissenting Shares) shall be converted into the right to receive the applicable Liquidation Amount (as defined in the applicable Certificate of Designations for such series of Company Preferred Stock) of Parent Common Stock (the "Preferred Merger Shares" and together with the Common Merger Shares, the "Merger Shares"). The Merger Shares will be unregistered under the Securities Act, will constitute restricted securities within the meaning of the Securities Act and will contain restrictive legends reciting prohibitions on the transfer of such shares to the extent required by the Securities Act and applicable state


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

      law. All such shares of Company Common Stock, and Company Preferred Stock when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive, as applicable, the Common Exchange Amount or the applicable Liquidation Amount pursuant to this Section 1.5(c). The Common Exchange Amount shall be appropriately adjusted for any stock dividend, stock split or like transaction affecting the Company Common Stock or Parent Common Stock prior to the Effective Time.

            (d) Parent shall assume each Company Stock Option issued and outstanding as described in Section 5.2. Each Company Stock Option shall be converted into an option for Parent Common Stock in accordance with the formula set forth in Section 5.2(a), other than Company Stock Options to purchase (i) 1,000,000 shares of Company Common Stock held by Shawn M. Lewis, which will be converted at Closing into 350,000 shares of Parent Common Stock (the "Lewis Shares"); (ii) 368,211 shares of Company Common Stock held by Ron Harden, which will be converted at Closing into 118,137 shares of Parent Common Stock; and (iii) 417,545 shares of Company Common Stock held by Thad Bydlon, which will be converted at Closing into 133,966 shares of Parent Common Stock. Such amounts shall be appropriately adjusted for any stock dividend, stock split or like transaction affecting the Company Common Stock or Parent Common Stock prior to the Effective Time.

            (e) Each outstanding warrant to purchase shares of Company Common Stock or Company Series A Preferred Stock (the "Warrants") shall be converted into the right to receive shares of Parent Common Stock on an as-if-exercised, "net exercise" basis, based on the closing price of the Parent Common Stock on May 27, 2005 of $1.18.

            (f) At the Closing, Parent shall cause 2 million shares of Parent Common Stock from the Common Exchange Amount (the "Escrowed Shares") to be deposited with Wachovia Bank as escrow agent (the "Escrow Agent"), to be held by the Escrow Agent pursuant to the terms of an escrow agreement (the "Escrow Agreement"), in substantially the form attached hereto as Exhibit
      E. The Escrowed Shares shall be held for the benefit of the Escrow Holders (as defined below) pending the outcome of the dispute between the Company's Subsidiary Volo Communications, Inc. and MCI Worldcom Network Services, Inc. d/b/a UUNET ("MCI") with respect to billings in the amount of approximately $10.6 million (the "MCI Dispute"). The Escrowed Shares will be released to the Company Common Stock holders as of immediately prior to the Effective Time (other than holders of shares of Company Common Stock to be cancelled in accordance with Section 1.5(b), and any Dissenting Shares) (the "Escrow Holders") on a pro rata basis, upon the earlier of the (x) conclusion of the MCI Dispute and (y) upon the following schedule: (i) one-third of the Escrowed Shares on November 30, 2006, (ii) one-third of the Escrowed Shares on August 31, 2007, and (iii) one-third of the Escrowed Shares on May 31, 2008. The number of Escrowed Shares released to the stockholders will be reduced by a number of shares


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

      equal to amounts, in excess of $1 million, payable by the Company to MCI with respect to any judgments or settlements as a result of any final, non-appealable outcome in the MCI Dispute (such number of Escrowed Shares to be reduced to be determined by dividing (i) the amount of such excess by (ii) the average closing price of the Parent Common Stock on the Over-the-Counter Bulletin Board (or, if trading on NASDAQ, the AMEX or the NYSE, thereon) for the 30 trading days immediately preceding the determination of such excess amount. Such withheld Escrowed Shares will be cancelled and the Escrow Holders shall forfeit the right to receive such Escrowed Shares. During the term of the escrow, Parent and Shawn M. Lewis, as representative of the Escrow Holders (the "Representative") shall jointly make all decisions regarding the handling of the litigation. Both parties agree to effect any settlement requiring payment by Parent of $1 million or less that does not cause any cancellation of any of the Escrowed Shares. Parent shall have exclusive authority to effect a settlement greater than $1 million that does not cause any cancellation of any of the Escrowed Shares. Parent agrees to use best efforts to vigorously defend and pursue the MCI Dispute, and to cooperate with and assist the Representative in connection therewith.

            (g) A table of all Parent Common Stock to be issued hereby is set forth on Exhibit F.

      Section 1.6 Exchange of Certificates.

            (a) The Transfer Agent shall act as the exchange agent hereunder.

            (b) Parent shall cause the Transfer Agent, as soon as practicable after the Effective Time, to mail to each holder of a Warrant and to each record holder (including nominee holders for distribution to beneficial holders) of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Company Preferred Stock (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Warrant shall pass, only upon actual delivery of the Certificates or Warrant to the Transfer Agent, and shall contain instructions for use in effecting the surrender of the Certificates or Warrant in exchange for the Merger Shares and a Form W-9 to establish available exemptions from back-up withholding). Upon surrender for cancellation to the Transfer Agent of one or more Certificates or Warrants held by any record holder of a Certificate or holder of a Warrant, together with such letter of transmittal, duly executed, the holder of such Certificate or Warrant shall be entitled to receive in exchange therefor that number of shares of Parent Common Stock to which such holder is entitled in respect of the shares represented by such Certificate or Certificates or in respect of such Warrant or Warrants, as applicable, pursuant to this Article 1 , and any Certificate or Warrant so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Shares payable to the holder of the Certificates.

            (c) If any Merger Shares are to be issued in a name other than that in which the Certificate surrendered is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the


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

      Person requesting such payment shall pay to the Transfer Agent any taxes required by reason of payment or shall establish to the satisfaction of the Transfer Agent that such tax has been paid or is not applicable. Parent or the Transfer Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and Company Preferred Stock such amounts as Parent or the Transfer Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Transfer Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock and/or Company Preferred Stock in respect of which such deduction and withholding was made by Parent or the Transfer Agent.

            (d) Each record holder must, as a condition to receiving Merger Shares, execute a Representation Letter, in the form attached as Exhibit A.

      Section 1.7 No Further Ownership Rights in Company Common Stock. The Merger Shares paid upon the surrender of Certificates shall be deemed to have been paid and made in full satisfaction of all rights pertaining to the shares of Company Common Stock and Company Preferred Stock represented by such Certificates.

      Section 1.8 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock or Company Preferred Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Transfer Agent or the Parent, such Certificates shall, subject to the issuance in accordance herewith of the Merger Shares to which the holder thereof is entitled to in respect of the shares represented thereby, be cancelled as provided in this Article 1.

      Section 1.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent or the Transfer Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Transfer Agent may direct as indemnity against any Claim (as defined in Section 3.10) that may be made against them with respect to such Certificate, the Transfer Agent will issue the Merger Shares to which such Person is entitled in respect of the shares represented by such lost, stolen or destroyed Certificate.

      Section 1.10 Further Assurances. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either


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

Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

      Section 1.11 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any), who has the right to demand, and who properly demands, an appraisal of such shares of Company Common Stock or Company Preferred Stock in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Shares") shall not be converted into a right to receive Merger Shares unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such share of Company Common Stock or Company Preferred Stock of such holder shall be treated as a share of Company Common Stock or Company Preferred Stock that had been converted as of the Effective Time into the right to receive the Merger Shares in accordance with this Article
1. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL (or any successor provision) and as provided in the immediately preceding sentence. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of Company Common Stock or Company Preferred Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands. Parent shall be responsible for all payments with respect to the Dissenting Shares, including all expenses associated with any negotiations and proceedings with respect to demands for appraisal under the DGCL.

      Section 1.12 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, TX 75201, at 10:00 a.m., local time, no later than the second business day following the fulfillment or waiver (if permitted by law) of the conditions set forth in Article 6, or at such other time and place as Parent and the Company shall agree.

                                   ARTICLE 2
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

      Parent and Sub represent and warrant, as of the date hereof and as of the date of Closing, to the Company as follows:

      Section 2.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification


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

necessary, except where the failure to be so qualified would not, individually or in the aggregate, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. Upon issuance pursuant to this Agreement, the Parent Common Stock constituting the Merger Shares shall be duly authorized, validly issued, fully paid and nonassessable, free and clear of all security interests, liens, Claims, pledges, third party rights or restrictions, options, mortgages, title imperfections, defects, objections, easements, encroachments, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens") other than restrictions under applicable federal and state securities laws.

      Section 2.2 Authority. On or prior to the date of this Agreement, (a) the Boards of Directors of Parent and Sub have unanimously declared the Merger and this Agreement advisable and fair to and in the best interest of Parent and Sub, respectively, and their respective stockholders, (b) the Board of Directors of Parent has unanimously approved the execution of this Agreement in accordance with applicable law and (c) the Board of Directors of Sub has approved and adopted this Agreement in accordance with the DGCL. Each of Parent and Sub has all requisite corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and the consummation of the transactions contemplated hereby have been approved by Parent as the sole stockholder of Sub. This Agreement has been duly executed and delivered by Parent and Sub, and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect of this Agreement on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws or equitable principles in effect relating to creditors' rights and remedies and general principles of equity.

      Section 2.3 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in clauses (i) through (iv) of this Section 2.3 have been obtained and all filings and obligations described in clauses (i) through (iv) of this Section 2.3 have been made, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under or cause the loss of a material benefit under, or result in the creation of any Lien (as defined in Section 3.2(b)) upon or default on any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (a) the Articles of Incorporation of Parent (the "Parent Charter") or the Bylaws of Parent (the "Parent Bylaws") or the Sub Charter or Sub Bylaws, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Sub or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (b) or (c), any such violation, default, right, loss or Lien that would not, individually or in the aggregate, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal, state or local), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate related documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws"), and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

      Section 2.4 Brokers. No broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

      Section 2.5 Operations of Sub. Sub is a direct, wholly-owned Subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, and has engaged in no other business activities other than those necessary to consummate the transactions contemplated hereby.

      Section 2.6 SEC Documents; Financial Statements; Other Documents. (a) Parent has timely filed all required documents with the U.S. Securities and Exchange Commission (the "SEC") since May 2004, including all certifications and statements required by (i) the SEC's order dated June 27, 2002 pursuant to
Section 21(a)(1) of the Exchange Act (File No. 4-460), (ii) Rule 13a-14 or 15d-14 under the Exchange Act or (iii) 18 U.S.C. Section 1350 (Section 906 of SOXA (as defined in Section 2.8(c)) with respect to such documents (collectively, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), SOXA or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has made available to the Company accurate and complete copies of all (x) Parent SEC Documents, and (y) comment letters received by Parent from the SEC since December 31, 2002 and all responses to such comment letters by or on behalf of the Company.

            (b) The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted U.S. accounting principles ("GAAP") and SEC Regulation S-X (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement or as required by GAAP, the Company has not, since the date of its last Parent Quarterly Report (as defined in Section 2.7) , made any material change in the accounting practices or policies applied in the preparation of financial statements.

      Section 2.7 Absence of Certain Changes or Events. Except as disclosed in Parent's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005 filed with the SEC (the "Parent Quarterly Reports"), since May 2004: (a) Parent and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent) that would result in a Material Adverse Effect on Parent; (b) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on Parent; (c) there has been no dividend or distribution of any kind declared, paid or made by Parent on any class of its stock except as disclosed in the Parent Quarterly Reports or any Reports on Form 8-K filed with the SEC by Parent since December 31, 2004 and prior to the date of this Agreement; and (d) there has been no Material Adverse Effect with respect to Parent.

      Section 2.8 Accounting and Disclosure Controls; SOXA Compliance. (a) Parent maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Parent in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the reporting of assets is compared with existing assets at regular intervals and appropriate action is taken with respect to any differences; (v) material information relating to Parent is promptly made known to the officers responsible for establishing and maintaining the system of internal control over financial reporting; and (vi) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to materially and adversely affect the ability to record, process, summarize and report financial information, and any fraud whether or not material that involves management or other employees who have a significant role in respect of internal control over financial reporting, are adequately and promptly disclosed to the independent auditors and the audit committee of the Board of Directors of Parent.

            (b) Parent maintains adequate disclosure controls and procedures as described in Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Parent is made known on a timely basis to the individuals responsible for the preparation of Parent's filings with the SEC and other public disclosure documents.

            (c) Parent is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, including all rules and regulations relating thereto ("SOXA") applicable to Parent.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and Sub that, as of the date hereof and at Closing, except as otherwise set forth in the Company Disclosure Letter with specific reference to the qualified sections of the representations and warranties in Article 3 or disclosure in such a way or of such nature as to make its relevance to a section of this Article 3 readily apparent:

      Section 3.1 Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary (as hereinafter defined) of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their respective properties owned or held under lease or the nature of their respective activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement (a) "Material Adverse Effect" means, when used with respect to Parent, the Company or the Surviving Corporation, as the case may be, any event, change or effect that individually or when taken together with all other such events, changes or effects is or is reasonably expected to be materially adverse to the business, assets, financial condition, or results of operations of Parent and its Subsidiaries, taken as a whole, the Company and its Subsidiaries, taken as a whole, or the Surviving Corporation and its Subsidiaries, taken as a whole, as the case may be; provided, however, that none of the following shall be considered when determining whether there has been or will be a Material Adverse Effect: (i) any effect that results from changes affecting any of the industries in which Parent, the Company or the Surviving Corporation, as the case may be, operates generally or the United States economy generally, (ii) any effect that results from changes affecting general worldwide economic conditions, (iii) any effect resulting from the execution, announcement or performance of this Agreement,
(iv) whether an effect results in the failure by a Parent, the Company or the Surviving Corporation, as the case may be, to meet its internal revenue or earnings projections, (v) any effect resulting from an outbreak or escalation of hostilities involving the United States, the declaration of the United States of a national emergency or war, or the occurrence of any acts of terrorism or (vi) any effect that results from changes in law or GAAP or any interpretations of law or GAAP, and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent, the Company or the Surviving Corporation, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly,

50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity. For purposes of this Article 3, "Subsidiary" shall include the subsidiaries of Volo Communications, Inc.

      Section 3.2 Capital Structure. (a) As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"), of which 5,944,669 shares have been designated as Company Series A Preferred Stock and 3,125,000 of which have been designated Company Series B Preferred Stock. On the date hereof, (i) 7,546,932 shares of Company Common Stock are issued and outstanding; (ii) 5,944,669 shares of Company Series A Preferred Stock are issued and outstanding; (iii) 531,550 shares of Company Series B Preferred Stock are issued and outstanding; (iv) 2,234,969 shares of Company Common Stock are reserved for issuance pursuant to options to purchase shares of Company Common Stock ("Company Stock Options") issued and outstanding pursuant to the Plan; and (v) 2,534,324 shares of Company Common Stock are reserved for issuance upon exercise of the Warrants. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock were validly issued, fully paid and nonassessable and free of preemptive rights, and all of the Company Common Stock and Company Series A Preferred Stock issuable upon exercise of the Warrants will be validly issued, fully paid and nonassessible and free of preemptive rights upon such exercise. Except as set forth in Section 3.2 of the disclosure letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated the Company Disclosure Letter (the "Company Disclosure Letter"), the Plan is the only benefit plan, programs, policies, arrangements or agreements of the Company or its Subsidiaries under which any securities of the Company are issuable. As of the date of this Agreement, except as set forth above and except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. As of the date of this Agreement, except (i) as set forth above and
(ii) as set forth in Section 3.2 of the Company Disclosure Letter, there are no options, warrants, calls, rights, puts or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell, purchase or redeem, or cause to be issued, delivered, sold, purchased or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement. True, complete and correct copies of the Company Charter and the Bylaws of the Company, as amended (the "Company Bylaws"), have been delivered to Parent.

            (b) Except as set forth in the Company Disclosure Letter, each outstanding share of capital stock (or other voting security or equity equivalent) of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security or equity equivalent) is owned by the Company or another wholly-owned Subsidiary of the Company, free and clear of all Liens. Except as set forth in the Company Disclosure Letter, other than the Company Stock Options and the Warrants, the Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

      Section 3.3 Authority. On or prior to the date of this Agreement, the Board of Directors of the Company has unanimously (a) declared the Merger and this Agreement advisable and fair to and in the best interests of the Company and its stockholders, (b) approved and adopted this Agreement in accordance with the DGCL, (c) resolved to recommend the approval and adoption of this Agreement by the Company's stockholders and (d) directed that this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has all requisite corporate power to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of this Agreement on Parent and Sub) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws or equitable principles in effect relating to creditors' rights and remedies and general principles of equity.

      Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in clauses (i) through (iii) of this Section 3.4 have been obtained and all filings and obligations described in clauses (i) through (iii) of this Section 3.4 have been made, except as set forth in Section 3.4(a) of the Company Disclosure Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under or cause the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (a) the Company Charter or the Company Bylaws, (b) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries or any off-balance sheet trusts or other entities of the Company or any of its Subsidiaries, (c) any loan or credit agreement, note, bond, mortgage, indenture, securitization agreement, lease or other agreement, instrument, permit, concession, franchise or license to which the Company or any of its Subsidiaries is a party or is subject or (d) any judgment, order or decree or any statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (b), (c) or (d), any such violation, default, right, loss or Lien that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate related documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (ii) items set forth in Section 3.4(b) of the Company Disclosure Letter (other than pursuant to Real Property Leases (as defined in Section 3.14(a)) which are addressed in Section 3.14) and (iii) such other consents, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

      Section 3.5 Financial and Other Information. The Company has provided the Parent with (a) an audited balance sheet of the Company and the audited statement of operations and cash flow for the year ended December 31, 2003, (b) an unaudited balance sheet of the Company and the unaudited statement of operations and cash flow for the year ended December 31, 2004, and (b) an unaudited balance sheet of the Company as of March 31, 2005 ("Most Recent Balance Sheet") and the related statements of operations and cash flows for the period then ended. All such financial statements (including the notes thereto) ("Company Financial Statements") have, but for the non-accrual of liabilities as identified in Section 3.5 of the Company Disclosure Statement, been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly in all material respects the financial condition of the Company and its results of operations as of the dates and for the periods indicated (except as may be indicated in the notes thereto), subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which are expected to be material in amount) and the omission of footnotes.

      Section 3.6 Absence of Certain Changes. Except as set forth on Section 3.6 of the Company Disclosure Letter, since the date of the Most Recent Balance Sheet, there has not been:

            (a) any (i) acquisition (by purchase, lease as lessee, license as licensee, or otherwise) or disposition (by sale, lease as lessor, license as licensor, or otherwise) by the Company of any material assets, or (ii) other transaction by, or any agreement or commitment on the part of, the Company, other than those in the ordinary course of business;

            (b) any material change in the condition (financial or otherwise), properties, assets, liabilities, investments, revenues, expenses, income, operations, business or prospects of the Company, or in any of its relationships with any suppliers, customers, or other third parties with whom it has financial, commercial, or other business relationships;

            (c) any transaction by the Company with any of its Affiliates (as hereinafter defined), other than the payment of compensation and reimbursement of reasonable employee travel and other business expenses in accordance with existing employment arrangements and usual past practices;

            (d) any damage, destruction, or loss affecting its properties or assets, whether or not covered by insurance;

            (e) any declaration, setting aside, or payment of any dividend or any other distribution (in cash, stock, and/or property or otherwise) in respect of any shares of the capital stock or other securities of the Company;

            (f) any issuance of any shares of Company Common Stock or other securities of the Company, or any direct or indirect redemption, purchase, or other acquisition by the Company of any shares of its capital stock or other securities;

            (g) any change in the officers, directors, key employees or independent contractors of the Company;

            (h) any labor trouble or claim or unfair labor practices involving the Company, any increase in the compensation or other benefits payable or to become payable by the Company to any of its Affiliates, or to any of the respective officers, employees, or independent contractors of the Company, or any bonus payments or arrangements make to or with any of such officers, employees, or independent contractors in each case other than in the ordinary course of business or as required by applicable law or by any plan, contract or other arrangement disclosed on Schedule 3.6(h) of the Company Disclosure Letter hereto and made available to Parent for review;

            (i) any forgiveness or cancellation of any debt or claim by the Company or any waiver by the Company or any right of material value, other than compromises of accounts receivable in the ordinary course of business;

            (j) any incurrence or any payment, discharge, or satisfaction by the Company of any other Indebtedness or any material obligations or material liabilities, whether absolute, accrued, contingent, or otherwise (including, liabilities, as guarantor or otherwise, with respect to obligations of others), other than current liabilities to persons other than Affiliates of the Company incurred since the date of such balance sheet in the ordinary course of business;

            (k) any incurrence, discharge, or satisfaction of any encumbrance on any of the Company Assets or on any of the Company Common Stock;

            (l) any change in the financial or tax accounting principles, practices, or methods of the Company; or

            (m) any agreement, understanding, or commitment by or on behalf of the Company, or by or on behalf of its respective Affiliates, directors, officers, employees, agents, or representatives, whether in writing or otherwise, to do or permit any of the things referred to in this Section 3.6.

      For purpose of this Agreement, "Affiliate" means, with respect to any
Person: (x) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (y) any Person, 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (z) any

Person directly or indirectly controlling, controlled by, or under common control with such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

      Section 3.7 Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Most Recent Balance Sheet, or incurred after the date of such balance sheet in the ordinary course of business, or as set forth of Section 3.7 of the Company Disclosure Letter, and other than in connection with the transactions with Affiliates, the Company has no material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including, liabilities as guarantor or otherwise with respect to obligations of others), and whether due or to become due, that would be required by GAAP to be disclosed on a balance sheet of the Company.

      Section 3.8 Permits and Compliance. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as would not have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is in violation of (a) its charter, bylaws or other organizational documents, (b) any applicable law, ordinance, administrative or governmental rule or regulation or (c) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries.

      Section 3.9 Tax Matters. (a) For purposes of this Agreement, (i) "Taxes" shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, excise, withholding and other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts; (ii) "Taxing Authority" shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority and
(iii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

            (b) All material federal, state, local, foreign and other Tax Returns of the Company and its Subsidiaries (including any consolidated Tax Returns that include the income or loss of the Company or any of its Subsidiaries) required by law to be filed or sent as of the Effective Time [have been or will be duly filed or sent,] and such returns are or will be true, complete and correct in all material respects. All material Taxes imposed upon the Company or any of its Subsidiaries or any of the properties, assets or income of the Company or any of its Subsidiaries which are due and payable through the Effective Time or claimed by any Taxing Authority to be due and payable through the Effective Time have been or will be paid or reserved for, or adequate provision will be made therefor in accordance with GAAP, as of the Effective Time, other than Taxes being contested in good faith by the Company or any of its

      Subsidiaries concerning an aggregate amount which is not material to the business of the Company or any of its Subsidiaries.

            (c) Except as set forth in Section 3.9 of the Company Disclosure Letter, there are: (i) no material Tax Claims pending against the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries knows of any threatened Claim for Tax deficiencies or any basis for such Claims; (ii) no Tax Returns for the Company or any of its Subsidiaries that have been or are currently being examined by any Taxing Authority; and (iii) not now in force any waivers or agreements by the Company or any of its Subsidiaries for the extension of time for the assessment of any material Tax, nor has any such waiver or agreement been requested by any Taxing Authority.

            (d) The Company and each of its Subsidiaries have paid or are withholding and will pay when due to the proper Taxing Authorities all material withholding amounts required to be withheld with respect to all Taxes, including sales and use Taxes and Taxes on income or benefits and taxes for unemployment, social security or other similar programs with respect to salary and other compensation of directors, officers and employees of the Company and its Subsidiaries.

            (e) Neither the Company nor any of its Subsidiaries has any liability for any material federal, state, local, foreign or other Taxes of any corporation or entity other than the Company and its Subsidiaries, including any liability arising from the application of U.S. Treasury Regulation ss. 1.1502-6 or any analogous provision of state, local or foreign law.

            (f) Neither the Company nor any of its Subsidiaries is or has been a party to any material Tax sharing agreement with any corporation other than the Company and its Subsidiaries.

            (g) Neither the Company nor any of its Subsidiaries is or has been a "United States Real Property Holding Corporation" within the meaning of
      Section 897(c)(2) of the Code during the applicable period specified in
      Section 897(c)(1)(A)(ii) of the Code and neither Parent nor Sub is required to withhold Tax on the purchase of Company Common Stock pursuant to the Merger by reason of Section 1445 of the Code.

      Section 3.10 Actions and Proceedings. Except as set forth in Section 3.10 of the Company Disclosure Letter, there are no outstanding and unsatisfied orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers or employees of the Company or any of its Subsidiaries, solely in their respective capacities as such, or any of its or their properties, assets or business or any Benefit Plan that, individually or in the aggregate, (a) would involve the potential for loss in the aggregate in excess of $10,000 or (b) materially impair the ability of the Company to perform its obligations hereunder. Except as set forth in Section
3.10 of the Company Disclosure Letter, there are no actions, suits, claims, litigation or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge (as hereinafter defined) of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers or employees, solely in their respective capacities as such, or any of its or their properties, assets or business or any Benefit Plan that would materially impair the ability of the Company to perform its obligations hereunder or consummate the transactions contemplated hereby. As of the date hereof, there are no actions, suits, claims, litigation or legal, administrative, governmental or arbitration proceedings or investigations ("Claims") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its or their present or former officers, directors or employees or any of its or their properties, assets or business or any Benefit Plan, in each case relating to the transactions contemplated by this Agreement. Section 3.10 of the Company Disclosure Letter sets forth a list of all outstanding actions, suits, litigation or legal, administrative, governmental or arbitration proceedings or formal investigations to which the Company or any of its Subsidiaries is a party, excluding bankruptcies and deficiency collection matters other than deficiency collection matters where the Company is a defendant. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the individuals identified on Section 3.10 of the Company Disclosure Letter.

      Section 3.11 Employees; Employee Benefits. (a) Copies of all material written agreements with, concerning or relating to all current employees of the Company and its Subsidiaries (the "Employees") and former employees of the Company and its Subsidiaries ("Former Employees"), including union and collective bargaining agreements, and all material employment policies, and all amendments and supplements thereto, have been made available to Parent, and a list of all such agreements and policies is set forth on Section 3.11(a) of the Company Disclosure Letter. The Company does not currently offer or provide retiree health and other welfare benefits to Former Employees or their dependents, survivors or beneficiaries, and neither the Company nor any of its Subsidiaries has any known liabilities (contingent or otherwise) with respect thereto except as otherwise required by Section 4980B of the Code, Part 6 of title I of ERISA (as defined in Section 3.11(c)) or similar provisions of applicable state law. Except as set forth in Section 3.11(a) of the Company Disclosure Letter, there are no outstanding loans from the Company or any of its Subsidiaries to any Employees or Former Employees other than loans from a Benefit Plan (as defined in Section 3.11(c)) described in Section 401(k) of the Code. There are no outstanding loans to any executive officer of the Company. Except as set forth on Section 3.11(a) of the Company Disclosure Letter, since the date of the Most Recent Balance Sheet, the Company and its Subsidiaries have not, in any material respect taken as a whole, except in the ordinary course of business and consistent with past practice, (i) increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees or Former Employees, (ii) provided any of the Employees with any increased security or tenure of employment, (iii) increased the amounts payable to any of the Employees upon the termination of any such Employee's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees or Former Employees under any Benefit Plan. To the Knowledge of the Company, all individuals who, in the last 24 months, have performed services for the Company or its Subsidiaries as a consultant or independent contractor ("Non-Employees") are believed to be independent contractors and not employees of the Company or its Subsidiaries and to the Knowledge of the Company neither the Company nor any of its Subsidiaries is believed to have any material liability to or with respect to such Non-Employees for the withholding or payment of any income or social security taxes, the provision of benefits under any Benefit Plans or for any other charges, taxes or benefits with respect thereto. Copies of each agreement with any Non-Employee pursuant to which the Company or any of its Subsidiaries may have any material liability or which are not terminable upon less than 30 days notice have been made available to Parent and a list of all such agreements is set forth on
Section 3.11(a) of the Company Disclosure Letter.

            (b) To the Knowledge of the Company, the Company and each of its Subsidiaries has complied in all material respects with all laws, statutes, rules and regulations applicable with respect to any employees, terms and conditions of employment and wages and hours in each of the jurisdictions in which it operates or does business, and no Claims have been made or are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries arising out of or relating to or alleging any violation of any of the foregoing. To the Knowledge of the Company, the Company and each of its Subsidiaries has complied in all material respects with the employment eligibility verification form requirements under the Immigration Reform Control Act, as amended ("IRCA"), with respect to Employees and with the paperwork provisions and anti-discrimination provisions of IRCA and has obtained and maintained the employee records and I-9 forms with respect to the Employees in proper order as required by law. To the Knowledge of the Company, the Company is not currently employing any Employees who are not authorized to work in the United States.

            (c) Section 3.11(c) of the Company Disclosure Letter sets forth a list of each material defined benefit and defined contribution plan, retirement plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, unemployment compensation plan or program, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), medical or life insurance plan, cafeteria or flexible benefits plan, fringe benefit plan, employee stock option or stock purchase plan, severance pay, termination or salary continuation plan, change in control plan, program or arrangement, retention plan or program and each other employee benefit plan, program, policy, agreement or arrangement, including each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is sponsored or maintained by the Company or any of its ERISA Affiliates (as defined in Section 3.11(d)), to which the Company or any of its ERISA Affiliates is a party, in which the Company or any of its ERISA Affiliates participates, which the Company or any of its ERISA Affiliates has a commitment to create or under or with respect to which the Company or any of its ERISA Affiliates may have any material liability or material contingent liability, all of which are hereinafter referred to as the "Benefit Plans." Except as set forth in Section 3.11(c) of the Company Disclosure Letter, neither Parent nor the Company will incur any material liability (including any materially increased liability) under any severance agreement, deferred compensation agreement, employment agreement, similar agreement or Benefit Plan solely as a result of the consummation of the transactions contemplated by this Agreement.

            (d) Except as set forth on Section 3.11(d) of the Company Disclosure Letter, each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to meet the requirements for qualification under Section 401(a) of the Code and exemption from federal Income Taxes under Section 501(a) of the Code meets the requirements of Section 401(a) of the Code; the trust, if any, forming part of such plan is exempt from U.S. Federal Income Tax under Section 501(a) of the Code; a favorable "GUST" determination letter has been issued by the Internal Revenue Service (the "IRS") with respect to each plan and trust, and since the date of such determination letter, if any, there have been no circumstances to the Knowledge of the Company which are likely to adversely affect the qualification of such plan. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) or a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA) and there have been no other "welfare benefit funds" (within the meaning of Section 419 of the Code) relating to Employees or Former Employees. With respect to each Benefit Plan, the Company has heretofore made available to Parent complete and correct copies of the following documents, where applicable:
      (i) the three most recent annual reports (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinions required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications thereof, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith, (v) the most recent actuarial report, if any, relating to the Benefit Plan and (vi) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefit plan. The term "ERISA Affiliate" means, with respect to any Person, any corporation or other trade or business under common control with such Person within the meaning of Section 414(b) or (c) of the Code. All of the Subsidiaries of the Company are ERISA Affiliates of the Company.

            (e) Except as described in Section 3.11(e) of the Company Disclosure Letter, none of the assets of any Benefit Plan is invested in employer securities or employer real property (other than as permitted by Section 407 of ERISA). There have been no acts or omissions by the Company or any of its ERISA Affiliates which have given rise to or, to the Knowledge of the Company, may reasonably be expected to give rise to material fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or any of its ERISA Affiliates may be liable.

            (f) With respect to the five consecutive year period ending as of the Effective Time, none of the Benefit Plans was or is a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA and no Benefit Plan was or is subject to (i) Title IV of ERISA or (ii) Section 412 of the Code or parallel provision of ERISA. All contributions required to be made to or with respect to each Benefit Plan prior to the date hereof have been made or have been accrued for in the books and records of the Company or its ERISA Affiliates for all periods through the date hereof.

            (g) Except as set forth on Section 3.11(g) of the Company Disclosure Letter there have been no "prohibited transactions" within the meaning of
      Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA in connection with any of the Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any ERISA Affiliate to a material Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA; each Benefit Plan has, in all material respects, been administered to date in accordance with the applicable provisions of ERISA, the Code and other applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained; there has been no correction of any defects with respect to a Benefit Plan subject to Section 401(a) of the Code or its operation pursuant to any procedures established, or program permitted, by the IRS or otherwise within the 36-month period prior hereto; all reports and information required to be filed with the Department of Labor or the IRS with respect to any Benefit Plan have been timely filed or delivered; there is no Claim pending or, to the Knowledge of the Company, threatened involving a Benefit Plan (other than routine claims for benefits), and, to the Knowledge of the Company, there is no basis for such a Claim; none of the Benefit Plans nor any fiduciary thereof has been, to the Knowledge of the Company, the direct or indirect subject of an order or investigation or examination by a governmental or quasi-governmental agency and there are no matters pending before the IRS, the Department of Labor or any other Governmental Entity with respect to a Benefit Plan; and there has not been and will be no "parachute payment" (as defined in Section 280G(b)(2) of the Code) to any of the Employees prior to the Closing or as a result of the transactions contemplated by this Agreement.

            (h) Except as set forth in Section 3.11(h) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice from any Employee indicating that such Employee intends to terminate its employment with the Company or any of its Subsidiaries and, to the Knowledge of the Company, no Employee intends to terminate its employment with the Company or any of its Subsidiaries.

      Section 3.12 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. No labor union or other collective bargaining unit represents or has ever represented any of the Employees in connection with their employment with the Company or any of its Subsidiaries. There is no labor strike, dispute, slowdown, work stoppage, picketing, filed grievance, unfair labor practice charge, investigation, complaint or other proceeding relating to employment pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries. No consent of any labor union or other collective bargaining unit representing Employees is required to consummate the transactions contemplated by this Agreement.

      Section 3.13 Title of Property and Assets. Except as set forth in Section
3.13 of the Company Disclosure Letter or as would not have a Material Adverse Effect on the Company, the Company or its Subsidiaries have good title to, or a valid leasehold interest in or license to use, the property and assets (real, personal, mixed, tangible and intangible, but not including the intellectual property rights covered by Section 3.17) reflected in the Company Annual Report or acquired since the date thereof, free and clear of all Liens, except such Liens which do not materially impair the Company's or any such Subsidiary's ownership or use of such property or assets. With respect to the property and assets it leases, except as would not have a Material Adverse Effect on the

Company, each of the Company and its Subsidiaries are in compliance with such leases and all leases to which the Company or any of its Subsidiaries are a party are in full force and effect and constitute valid and binding obligations of the Company or the Subsidiary, as the case may be. Except as would otherwise not have a Material Adverse Effect on the Company or as set forth in Section
3.17 of the Company Disclosure Letter, the Company's and each of its Subsidiaries' assets constitute all of the properties, interests, assets and rights (real, personal, mixed, tangible and intangible) held for use or used in connection with the business and operations of the Company and its Subsidiaries.

      Section 3.14 Real Property. (a) Set forth in Section 3.14 of the Company Disclosure Letter is a list of all material leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (the "Leased Real Property").

            (b) Except as provided in Section 3.14 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase any Leased Real Property or any portion thereof or interest therein.

      Except as provided in Section 3.14 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns any real property.

      Except as set forth in Section 3.14 of the Company Disclosure Letter, as to all of the Real Property Leases, (i) to the Knowledge of the Company, they are enforceable in accordance with their respective terms and constitute valid and binding obligations of the respective parties thereto, (ii) there have not been and there currently are not any material defaults thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, (iii) to the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the landlord thereunder to terminate any of the Real Property Leases, (iv) all rent and additional rent payable thereunder has been paid in full, (v) except as set forth in the Real Property Leases made available to Parent, no waiver, indulgence or postponement of any of the obligations of the Company or any of its Subsidiaries thereunder has been granted, (vi) there are no oral agreements with respect to any of the Real Property Leases, (vii) consummation of the transactions contemplated by this Agreement will not enlarge or accelerate any of the obligations of the Company or give additional rights to any other party thereto, or cause the termination, lapse, or otherwise affect any of the Real Property Leases and (viii) there are no material disputes or forbearance programs in effect, as to any of the Real Property Leases.

      Section 3.15 Insurance. Section 3.15 of the Company Disclosure Letter contains a list of all policies of casualty, liability, theft, fidelity, life and other forms of insurance held by the Company or any of its Subsidiaries. All such insurance policies are in the name of the Company or its Subsidiaries, and all premiums with respect to such policies have been paid when due. All such policies are in full force and effect, and neither the Company nor any of its Subsidiaries has received notice of cancellation or termination of any such policy. To the Knowledge of the Company, since the date of the Most Recent Balance Sheet, neither the Company nor any of its Subsidiaries has been denied or had revoked or rescinded any policy of insurance, nor borrowed against any such policies, other than the receipt of insurance industry standard "non-renewal" letters (none of which have given rise to the revocation, rescission or termination of any such policy prior to the end of the policy term) or letters from insurance providers notifying the Company that such providers are exiting certain risk markets. Except as set forth in Section 3.15 of the Company Disclosure Letter, no material claim under any such policy is pending as of the date hereof.

      Section 3.16 Business Relations. Except as set forth in Section 3.16 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice from any lender, customer, consultant, contractor, supplier or vendor indicating that it intends to terminate or modify its business relationship with the Company or any of its Subsidiaries, which termination or modification would have a Material Adverse Effect on the Company.

      Section 3.17 Intellectual Property. (a) Section 3.17(a)(i) of the Company Disclosure Letter contains a list of all material Intellectual Property (as hereinafter defined) owned by the Company or any of its Subsidiaries (the "Owned Intellectual Property"), indicating the owner of each item thereof and those items that have been registered or are the subject of a pending application.
Section 3.17(a)(ii) of the Company Disclosure Letter contains a list of all material Intellectual Property used by the Company or any of its Subsidiaries other than the Owned Intellectual Property (the "Other Intellectual Property"), indicating the licensee of each item thereof and those items that have been registered or are the subject of a pending application. All material contracts, sublicenses, assignments and indemnities which govern rights or obligations of the Company or any of its Subsidiaries with respect to any Intellectual Property (the "Intellectual Property Agreements") have been made available to Parent. Correct and complete copies of all written items identified in Sections 3.17(a)(i) and (ii) of the Company Disclosure Letter have been made available to Parent. "Intellectual Property" means any and all: United States and foreign patents and patent applications (including continuations, continuations-in-part, divisionals, provisionals, reissues and re-examinations thereof); registered and unregistered trade names, trademarks, service names and service marks (and applications for registration of the same) and all goodwill associated therewith; copyrights and copyright registrations (and applications for the same); trade secrets (including know how); computer data; computer programs and software (in source code and object code form) and firmware and all related programming, user manuals and systems documentation; proprietary inventions, processes, designs (whether or not patentable or reduced to practice) and formulae; and all other intellectual property rights and assets.

            (b) Except as disclosed on Section 3.17(a)(i) of the Company Disclosure Letter, the Company and its Subsidiaries own and have, and immediately after the Effective Time the Surviving Corporation will own and have, the same right, title and interest in and to the Owned Intellectual Property and, to the Knowledge of the Company, the unrestricted right, subject to the express provisions of the applicable Intellectual Property Agreement, to use the Other Intellectual Property, in each case free and clear of any Liens. The Owned Intellectual Property and Other Intellectual Property comprise all of the Intellectual Property necessary for, and the computer software and firmware included therein have all of the performance capabilities, characteristics and functions described in their documentation and specifications and as are necessary for, the conduct and operation of the business of the Company and its Subsidiaries as presently conducted. The Company possesses technical documentation relating to computer software that is Owned Intellectual Property or Other Intellectual Property and such technical documentation relating to computer software that is Owned Intellectual Property includes system documentation, statements of principles of operation, schematics, tools and explanation necessary to render such materials understandable and usable by a computer programmer of reasonable skill. To the Knowledge of the Company, none of the Owned Intellectual Property or Other Intellectual Property contains any virus, computer instructions, circuitry or other technological means intended to disrupt, damage or interfere with operation of applicable software.

            (c) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise conflicted with any rights of any Person in respect of any Intellectual Property. To the Knowledge of the Company, none of the Owned Intellectual Property or Other Intellectual Property is being infringed or otherwise used or is available for use by any other Person, except for software licensed by the Company or any of its Subsidiaries from third parties that was not developed for the exclusive use of the Company and its Subsidiaries. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has used or incorporated within any of the Owned Intellectual Property any software that contains or is derived in any manner from, in whole or in part, any software distributed as free software, shareware, open source software (e.g., Linux), or under similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License(s); (iv) the Netscape Public License; (v) the Berkeley software design (BSD) license including Free BSD or BSD-style license; (vi) the Sun Public License (SPL); (vii) an Open Source Foundation License (e.g., CDE and Motif Unix user interfaces); and (viii) the Apache Server License.

            (d) The Intellectual Property Agreements (i) are valid, legal, binding, enforceable and in full force and effect in accordance with their terms, and no material default, violation or breach exists thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and, to the Knowledge of the Company, no event has occurred and is continuing that, with notice or the passage of time or both, would constitute a default, violation or breach thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party, and (ii) are free and clear of all Liens. All royalties, license fees, charges or other amounts payable by, on behalf of, to or for the account of the Company or any of its Subsidiaries in respect of any Intellectual Property are disclosed or reflected in the consolidated financial statements of the Company.

            (e) No written Claim or demand of any Person has been made, nor is there any Claim pending or, to the Knowledge of the Company, threatened, which (i) challenges the rights of the Company or any of its Subsidiaries in respect of any Intellectual Property, (ii) asserts that the Company or any of its Subsidiaries is infringing, has misappropriated or is otherwise in conflict with, or is, required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or otherwise asserts that a license or other Intellectual Property right is necessary or desirable for the Company or any of its Subsidiaries to conduct its business, or (iii) claims that any default exists under any Intellectual Property Agreement. Since the date of the Most Recent Balance Sheet, none of the Owned Intellectual Property or the Other Intellectual Property has been subject to any outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity or has been the subject of any claim, demand, action, suit, litigation or legal, administrative or arbitration proceeding or investigation.

            (f) Except as set forth in Section 3.17(f) of the Company Disclosure Letter, each of the Employees, agents, consultants, contractors and others who has contributed to or participated in the discovery, creation or development of any Intellectual Property on behalf of the Company or any of its Subsidiaries ("Personnel"): (i) has assigned to the Company or one of its Subsidiaries, or is under a valid obligation to assign to the Company or one of its Subsidiaries (or to a Person who is obligated by contract to assign the same to the Company or one of its Subsidiaries), all right, title and interest in such Intellectual Property; (ii) is a party to a valid "work-made-for-hire" agreement under which the Company or one of its Subsidiaries is deemed be the original owner/author of all subject matter included in such Intellectual Property; or (iii) to the extent that Personnel do not have the ability to take any of the actions described in the foregoing clauses (i) or (ii), has granted to the Company or one of its Subsidiaries a license or other legally enforceable right granting the Company or one of its Subsidiaries perpetual, unrestricted and royalty-free rights to use such Intellectual Property. Immediately after the Effective Time, the Surviving Corporation and its Subsidiaries shall own all right, title and interest of the Company and its Subsidiaries under all of the assignments, agreements, licenses and other arrangements described in the foregoing clauses (i), (ii) and (iii). Each of the Company and its Subsidiaries has taken all reasonable, customary and usual precautions, including electronic and physical security precautions, to protect the secrecy, confidentiality and value of its trade secrets and confidential information and all third party confidential information in its possession (the "Protection Program") and, to the Knowledge of the Company, there has been no material violation of the Protection Program by any Person.

      Section 3.18 Material Company Contracts. Section 3.18 of the Company Disclosure Letter sets forth a true and complete list of each material contract, agreement, lease, indenture or other instrument (other than Real Property Leases and Benefit Plans) to which the Company or any Subsidiary is a party or by or to which the Company or any Subsidiary or its property may be bound or subject (each a "Material Company Contract"). Except as set forth in Section 3.18 of the Company Disclosure Statement:

            (a) To the Knowledge of the Company, each Material Company Contract is legal, valid, binding, enforceable and in full force and effect;

            (b) Subject to obtaining any consent disclosed in Section 3.18 of the Company Disclosure Letter, the transactions contemplated by this Agreement will not prevent the Material Company Contract from continuing to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and

            (c) To the Knowledge of the Company, neither the Company nor any other party thereto, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under the Material Company Contract.

            (d) No Material Contract included or incorporates any provision, the effect of which may be to enlarge or accelerate any of the obligations of the Company or to give additional rights to any other party thereto, or will terminate, lapse, or in any other way be affected, by reason of the transactions contemplated by this Agreement.

      Section 3.19 Investment Securities. Except for its interests in any of the Company's Subsidiaries, neither the Company nor any of its Subsidiaries (a) owns, has any right to acquire or is involved in negotiations to acquire, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person or (b) has the ability to control (whether through the ownership of voting securities or otherwise) any other Person.

      Section 3.20 Environmental Liability. There are no Claims or remediation activities of any nature seeking to impose, or that could reasonably result in the imposition, on the Company or any of its Subsidiaries of any material liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance relating to the protection of the environment or human health including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("Environmental Laws"), pending or, to the Knowledge of the Company, threatened against Company or any of its Subsidiaries. To the Knowledge of Company, there is no reasonable basis for any such Claim or remediation activity that would impose any material liability or obligation on the Company or any of its Subsidiaries. To the Knowledge of the Company, the Company and each of its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws in all material respects and has no material liability under any Environmental Law.

      Section 3.21 State Takeover Statutes. Other than dissenters rights provided for under the DGCL, no state "fair price," "control share acquisition," "business combination moratorium" or other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

      Section 3.22 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and each series of the Company Preferred stock, voting together as a single class, is required to approve the Merger and adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Company Charter or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

      Section 3.23 Brokers. No broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      Section 3.24 Accounting and Disclosure Controls. Each of the Company and its Subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; (d) the reporting of assets is compared with existing assets at regular intervals and appropriate action is taken with respect to any differences; (e) material information relating to the Company and its Subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal control over financial reporting; and (f) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to materially and adversely affect the ability to record, process, summarize and report financial information, and any fraud whether or not material that involves management or other employees who have a significant role in respect of internal control over financial reporting, are adequately and promptly disclosed to the independent auditors and the Board of Directors of the Company.

                                   ARTICLE 4
                COVENANTS RELATING TO COMPANY CONDUCT OF BUSINESS

      Section 4.1 Company Conduct of Business Pending the Merger. Except as expressly permitted by this Agreement, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable commercial efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section 4.1 of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

            (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such other than dividends and distributions by any Subsidiary to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

            (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalents or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options;

            (c) amend its charter or bylaws or other comparable charter or organizational documents;

            (d) merge or consolidate with or effect any business combination with any person, business, corporation, limited liability company, partnership, association or other business organization or entity (a "Person") or division thereof;

            (e) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole other than retail installment contracts purchased in the ordinary course of business;

            (f) sell, lease, license, mortgage, encumber or otherwise dispose of material properties or assets, other than in connection with sales in the ordinary course of business or in connection with the Company's securitization program;

            (g) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (i) indebtedness or guarantees in the ordinary course of business and (ii) loans, advances, capital contributions and other investments between the Company and any of its Subsidiaries or between Subsidiaries of the Company;

            (h) enter into, adopt or amend in any material respect any severance plan, agreement or arrangement, Benefit Plan or employment or consulting agreement, except as required by applicable law or by any plan, contract or other arrangement disclosed on Schedule 4.1(g) of the Company Disclosure Letter hereto and made available to Parent for review;

            (i) other than in the ordinary course of business or as required by applicable law or by any plan, contract or other arrangement disclosed on a schedule hereto and made available to Parent for review, increase the compensation (including bonuses, profit sharing and pension benefits) payable or to become payable to any of its Employees;

            (j) change the Company's independent public accountants or make any change in accounting methods or policies of the Company except as required by applicable law, GAAP or the Financial Accounting Standards Board, in each case determined in consultation with the Company's independent public accountants;

            (k) make any tax election not in the ordinary course of business;

            (l) change, in any material respect, any of the Company's credit policies or hedging strategies; or

            (m) agree or commit to do any of the foregoing.

                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

      Section 5.1 Additional Equity. Parent shall use reasonable best efforts to arrange for a minimum of $3 million in equity or convertible debt investments in the Company within thirty (30) days of the Closing (a "Financing"). In the event the Parent fails to arrange a Financing within such 30-day period, the Company, at its option, shall cause the stockholders that have received the Merger Shares to return the Parent Common Stock to Parent and the Company shall, within sixty
(60) days after the Closing, return to Parent all sums heretofore advanced to the Company (plus interest at the rate of 12% per annum), which the parties acknowledge has been previously advanced by Parent to the Company. The parties will use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things, necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Section 5.1.

      Section 5.2 Stock Options and Stock Plan; Options. (a) At the Effective Time, each outstanding Company Stock Option, whether vested or unvested, will be assumed by Parent. Each such outstanding Company Stock Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as set forth in the Caerus, Inc. 2004 Stock Option Plan, option agreements thereunder and other relevant documentation immediately prior to the Effective Time, except (i) that such Company Stock Option will be exercisable solely for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were purchasable under such Company Stock Option immediately prior to the Effective Time multiplied by the Common Exchange Amount, rounded down to the nearest whole number of shares of Parent Common Stock, (ii) that the per-share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Common Exchange Amount, and rounding the resulting exercise price up to the nearest whole cent and (iii) as such terms may be rendered inoperable by the transactions contemplated hereby.

            (b) Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed by Parent under this Agreement.

            (c) Except as set forth in Section 5.2(c) of the Company Disclosure Letter, the vesting of each Company Stock Option shall not accelerate as a result of, or in connection with, the transactions contemplated hereby.

      Section 5.3 Access to Information; Meetings with Company Officers. (a) Subject to currently existing contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require, during normal business hours during the period from the date of this Agreement through the Effective Time, all of its properties, books, contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, and other document filed by it during such period pursuant to the requirements of federal or state securities laws; (ii) a copy of the unaudited financial statements of the Company for each month ended during such period, in each case within fifteen (15) days after the last day of each such month ended; and (iii) all other information concerning its business, properties and personnel as Parent may reasonably request.

            (b) During the period from the date of this Agreement through the Effective Time, the Company shall permit Parent's officers and executives to meet with officers and executives of the Company responsible for the consolidated financial statements (including, in each case, any notes thereto) of the Company, the internal controls of the Company and the disclosure controls and procedures of the Company to discuss such matters as Parent may deem reasonably necessary or appropriate for Parent or the Company to satisfy obligations under Sections 302 and 906 of SOXA.

      Section 5.4 Certain Payments, Fees and Expenses. Except as provided in this Section 5.4 and Section 5.8, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including the fees and disbursements of counsel and accountants and all financing commitment fees, shall be paid by the party incurring such costs and expenses.

      Section 5.5 Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; (ii) obtaining all necessary consents, approvals or waivers from third parties; (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

            (b) Each party hereto shall use its reasonable best efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue in any material respect or result in a material breach of any covenant made by it in this Agreement or which could reasonably be expected to impede, interfere with, prevent or delay in any material respect, the Merger.

      Section 5.6 Public Announcements. Parent and the Company shall not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law.

      Section 5.7 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

      Section 5.8 Indemnification; Directors and Officers Insurance. From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries (the "Indemnified Parties") to the full extent such Persons may be indemnified by the Company, for acts or omissions occurring at or prior to the Effective Time, pursuant to the Company Charter and the Company Bylaws and any indemnification agreement, as in effect immediately prior to the Effective Time, and under applicable laws (including, without limitation, payment of expenses in advance of the final disposition of any action, suit, proceeding or investigation to the full extent permitted by law). Without limiting the foregoing, if any claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), the Parent and Surviving Corporation shall retain counsel reasonably satisfactory to the Indemnified Party, and the Parent and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel. Parent will obtain "tail" coverage for 24 months under the Company's policy of director and officer liability insurance.

      Section 5.9 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or nonoccurrence, of any event of which it is aware and which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect so as to cause a failure of the condition provided for in Section 6.2(a) or Section 6.3(a), as applicable; or (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder so as to cause a failure of the condition provided for in Section 6.2(a) or Section 6.3(a), as applicable; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      Section 5.10 Cedar Boulevard Lease Funding. The Company shall obtain evidence satisfactory to Parent, in its sole discretion, of the consent to and/or waiver of, any and all breaches of, or defaults under, any terms of any documents between the Company and Cedar Boulevard Lease Funding, including, if required, the consent of Cedar Boulevard Lease Funding to this Agreement, the Merger and the other transactions contemplated hereby.

      Section 5.11 Employment Agreements. The individuals identified in Section 6.3(e) of the Company Disclosure Letter shall enter into an Employment Agreement, in substantially the form attached hereto as Exhibit B.

      Section 5.12 Opinion of Counsel. Pillsbury Winthrop, LLP legal counsel to the Company, shall provide an opinion to Parent, dated as of the date of Closing, in substantially the form of Exhibit C hereto.

      Section 5.13 Secretary's Certificate. The Company shall deliver to Parent a certificate, dated as of the date of Closing, of the Secretary of the Company, in form and substance reasonably satisfactory to Parent, certifying (a) the Company Charter and the certificate of incorporation of each of the Company's Subsidiaries, (b) the Company Bylaws and the bylaws of each of the Company's Subsidiaries, (c) a certificate of good standing for each of the Company and its Subsidiaries duly certified by the Secretary of State of the State of Delaware and (d) the incumbency of each individual authorized to execute this Agreement on behalf of the Company. The Parent shall deliver to Company a certificate, dated as of the date of Closing, of the Secretary of the Parent, in form and substance reasonably satisfactory to the Company, certifying (a) the Charter and the certificate of incorporation of Parent and Sub, (b) the Bylaws of Parent and Sub, (c) a certificate of good standing for each of the Parent and Sub duly certified by the Secretary of State of the State of Texas or Delaware, as applicable, and (d) the incumbency of each individual authorized to execute this Agreement on behalf of the Parent and Sub.

      Section 5.14 Filings by Affiliates. The Company shall, and shall make reasonable efforts to cause Shawn Lewis and Malcolm Jones, who will be Affiliates of the Company upon completion of the Merger, to make all filings required by the rules and regulations of the SEC, including, but not limited to, (to the extent required) an Initial Statement of Beneficial Ownership on Form 3, a Schedule 13D or 13G (as appropriate), and such other filings as are from time to time required by applicable law.

      Section 5.15 Board Seat. Prior to or at the Effective Time, Shawn Lewis shall have been appointed as a member of the Board of Directors of Parent, to hold such office for a consecutive period not less than one year from the Closing Date. Parent shall take any and all action required on its part to effect the foregoing, including (without limitation) causing Mr. Lewis to be nominated and appointed at its annual meeting of shareholders occurring prior to the anniversary of the Closing Date. During the period commencing the Closing Date and terminating as of the first anniversary thereof, all stock issuances by Parent for the purpose of corporate acquisitions will require unanimous board approval.

      Section 5.16 Piggyback Registration Rights. Persons receiving Parent Company Shares in the Merger shall be entitled to "piggyback" registration rights, pursuant to a Registration Rights Agreement in substantially the form attached hereto as Exhibit D.

                                   ARTICLE 6
                       CONDITIONS PRECEDENT TO THE MERGER

      Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, it being expressly understood and agreed that nothing herein shall be deemed to require the receipt of any authorization, consent, declaration or approval from, or filing with, any state public service commission or the FCC:

            (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and Company Bylaws.

            (b) Authorizations and Consents. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a Material Adverse Effect on Parent (assuming the Merger had taken place) ("Governmental Approvals"), shall have been obtained, shall have been made or shall have occurred. All necessary state securities or Blue Sky authorizations shall have been received;

            (c) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered under any law, rule, regulation, executive order, decree, injunction or other order which is then in effect and makes the Merger or any of the transactions contemplated hereby illegal.

      Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional condition:

            (a) Performance of Obligations; Representations and Warranties.

                  (i) Each of Parent and Sub shall have performed in all
            material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time.

                  (ii) The representations and warranties of Parent and Sub in
            Section 2.2 shall be true and correct in all material respects as of the Effective Time as if made on and as of such date.

                  (iii) The representations and warranties of the Parent and Sub set forth in this Agreement, other than those set forth in Section 2.2, when read without any exception or qualification as to materiality or Material Adverse Effect, shall be true and correct as of the Effective Time, except where the failure to be so true and correct would not, individually or in the aggregate with all such failures, be reasonably likely to have a Material Adverse Effect on Parent.

            (b) Litigation. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement or any of the transactions contemplated hereby which is reasonably likely to result in a Material Adverse Effect on the Company or Parent.

      Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

            (a) Performance of Obligations; Representations and Warranties.

                  (i) The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time.

                  (ii) The representations and warranties of the Company in
            Section 3.3 shall be true and correct in all material respects as of the Effective Time.

                  (iii) The representations and warranties of the Company set forth in this Agreement, other than those set forth in Section 3.3, when read without any exception or qualification as to materiality or Material Adverse Effect, shall be true and correct as of the Effective Time, except where the failure to be so true and correct would not, individually or in the aggregate with all such failures, be reasonably likely to have a Material Adverse Effect on the Company.

            (b) Consents. The Company shall have obtained (i) the consent or approval of each Person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any note, mortgage, indenture, lease or other agreement or instrument by which the Company or any of its Subsidiaries is bound, except as to which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Surviving Corporation or Parent and
      (ii) each consent identified in Section 6.3(b) of the Company Disclosure Letter, including without limitation, the consent of Cedar Boulevard Lease Funding described in Section 5.10.

            (c) Dissenting Shares. There shall be no Dissenting Shares in excess of 5% of all Shares outstanding on a fully diluted basis.

            (d) Litigation. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement or any of the transactions contemplated hereby which is reasonably likely to result in a Material Adverse Effect on the Company or Parent.

            (e) Material Adverse Effect. Since the date of this Agreement, there shall have been no events, changes, circumstances or effects that are continuing and that have a Material Adverse Effect on the Company or the Surviving Corporation.

                                    ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER

      Section 7.1 Termination. Subject to Section 5.5, this Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

            (a) by mutual written consent of Parent and the Company;

            (b) by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply results in a failure of the condition provided in Section 6.2(a)(i) or Section 6.3(a)(i), as applicable, and has not been cured within thirty business days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

            (c) by either Parent or the Company if there has been a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that, together with all such other breaches, causes a failure of the condition provided in Section 6.2(a)(ii) or Section 6.2(a)(iii), or Section 6.3(a)(ii) or Section 6.3(a)(iii), as applicable, and that has not been cured within thirty business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

            (d) by Parent or the Company if the Merger has not been effected on or prior to the close of business on the date that is 180 days after the date of this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date;

            (e) by Parent or the Company if any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

      Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for Section 5.4, Section 5.6 and Article 9, which shall survive the termination); provided, however, that nothing contained in this
Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or willful breach of any covenant contained in this Agreement.

                                   ARTICLE 8
                                    SURVIVAL

      Section 8.1 Survival of Representations. Article 9 and the agreements of the Company, Parent and Sub contained herein that by their terms apply or that are to be performed in whole or in part after the Effective Time shall survive the consummation of the Merger. Article 9, the agreements of the Company, Parent and Sub contained in Sections 5.4 (Expenses), 5.6 (Public Announcements), 7.2 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger.

                                   ARTICLE 9
                               GENERAL PROVISIONS

      Section 9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent or Sub, to

                  VoIP, Inc.
                  12330 SW 53rd Street, Suite 712
                  Fort Lauderdale, Florida 33330
                  Attention:  Steven Ivester
                  Facsimile No.:  (954) 434-4454

                  with a copy to:

                  Andrews Kurth, LLP
                  1717 Main Street  Suite 3700
                  Dallas, Texas 75201
                  Attention:  Ronald Brown, Esq.
                  Facsimile:  (214) 659-4819

                  if to the Company, to:

                  Caerus, Inc.
                  151 South Wymore Road, Suite 3000
                  Altamonte Springs, Florida 32714
                  Attention: Shawn Lewis
                  Facsimile No.: (407) 389-3233
                  with a copy to:

                  Pillsbury Winthrop Shaw Pittman LLP
                  1540 Broadway
                  New York, New York 10036
                  Attention: Ronald Fleming, Esq.
                  Facsimile No.: (212) 298-9931

      Section 9.2 Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, list of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      Section 9.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by the Company's stockholders of the transactions contemplated hereby in connection with the Merger, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 9.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      Section 9.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement, the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except with respect to Section 5.8, Section 5.14 and
Section 5.15, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      Section 9.7 Governing Law.

            (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            (b) EACH OF THE PARTIES HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

      Section 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

      Section 9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

      IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                                 VOIP, INC.


                              By: /s/ Steven Ivester
                                  ----------------------------------------
                              Name:  Steven Ivester
                              Title: President and Chief Executive Officer


                              CAERUS, INC.


                              By: /s/ Shawn M. Lewis
                                  ----------------------------------------
                              Name: Shawn M. Lewis
                              Title:  President and Chief Executive Officer


                              VOLO ACQUISITION CORP.

                              By: /s/ Steven Ivester
                                  ----------------------------------------
                              Name:  Steven Ivester
                              Title: Chief Executive Officer

                                    Exhibit A

                              Representation Letter

                                    Exhibit B

                              Employment Agreement

                       [See Exhibit 10.8 to this Form 8-K]

                                    Exhibit C

                       Opinion of Pillsbury Winthrop, LLP

                                    Exhibit D

                          Registration Rights Agreement

                       [See Exhibit 10.2 to this From 8-K]

                                    Exhibit E

                                Escrow Agreement